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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

               Subsidiary                                              Jurisdiction of Organization
               ----------                                              ----------------------------
Diamond Offshore Company                                                    Delaware
Diamond Offshore Team Solutions, Inc.                                       Delaware
Diamond Offshore General Company                                            Delaware
Diamond Offshore Services Company                                           Delaware
Arethusa Off-Shore Company                                                  Delaware
Diamond Offshore Finance Company                                            Delaware
Diamond Offshore Drilling Sdn. Bhd.                                         Malaysia
Arethusa/Zapata Off-Shore Brasil Ltda.                                      Brazil
Diamond Offshore Drilling (Nigeria) Limited                                 Nigeria
Z North Sea, Ltd.                                                           Delaware
Diamond Offshore Drilling (Netherlands) B.V.                                Netherlands
Afcons Arethusa Off-Shore Services Ltd.                                     India
Pt Aqza Dharma                                                              Indonesia
Diamond Offshore (Singapore) Pte. Ltd.                                      Singapore
Diamond Offshore Management Company                                         Delaware
Diamond M Corporation                                                       Texas
Diamond Offshore Development Company                                        Delaware
Diamond Offshore (USA) L.L.C.                                               Delaware
Storm Nigeria Limited                                                       Nigeria
Brasdril-Sociedade de Perfuracoes Ltda.                                     Brazil
Diamond Offshore Contract Services, S.A.                                    Panama
Diamond Offshore Drilling (Overseas) L.L.C.                                 Delaware
Diamond Offshore International Limited                                      Cayman Islands
Ensenada Internacional, S.A.                                                Panama
Diamond Offshore Netherlands B.V.                                           Netherlands
M-S Drilling S.A.                                                           Panama
Diamond Offshore (Bermuda) Limited                                          Bermuda
Diamond Offshore Limited                                                    England
Diamond Offshore Drilling (UK) Ltd.                                         England
Diamond Offshore Drilling (Bermuda) Limited                                 Bermuda
Diamond M Servicios , S.A.                                                  Venezuela
Diamond Offshore (Trinidad) L.L.C.                                          Delaware
Diamond Offshore Drilling Limited                                           Cayman Islands
Diamond Offshore Services Limited                                           Bermuda
Diamond Offshore (Brazil) L.L.C.                                            Delaware
Diamond Offshore Holding, L.L.C.                                            Delaware
Offshore Drilling Services (Netherlands) B.V.                               Netherlands
Mexdrill Offshore, S. de R.L. de C.V.                                       Mexico
Offshore Drilling Services of Mexico, S. de R.L. de C.V.                    Mexico
Diamond Offshore Leasing Ltd.                                               Malaysia
Mexdrill, L.L.C.                                                            Delaware
Diamond Offshore Drilling Company N.V.                                      Netherlands Antilles
Diamond Offshore (Australia) L.L.C.                                         Delaware